Exhibit 3.3


                          CERTIFICATE OF INCORPORATION

                          OF LUNDELL TECHNOLOGIES, INC.


     1.  The name of the corporation is:

                           LUNDELL TECHNOLOGIES, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000) and the par value of each of such shares is One Mil ($.001) amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.  The name and mailing address of the incorporator is:

                          M. A. Brzoska Corporation Trust
                          Center 1209 Orange Street
                          Wilmington, Delaware 19801

         1, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of November, 1994.


                                              /S/ M. A. Brzoska
                                              -----------------
                                                  M. A. Brzoska






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STATE OF WASHINGTON            (SEAL OF THE STATE OF)         SECRETARY OF STATE
                               (  WASHINGTON 1889   )

WORLDTEK CORP.

HOLLY KARP GARY B
WOLFF PC 805 3RD AVE
21ST FLR NEW YORK NY
10022

AMENDMENT

I, Sam Reed, Secretary of State of the State of Washington and custodian of its seal, hereby certify that documents meeting Washington statutory requirements have been filed and processed with the Secretary of State on behalf of:

WORLDTEK CORP.


A Washington Profit Corporation
UBI: 601 429 543
Filing Date: December 17, 2003
Effective Date: December 24, 2003

Previous Name:

     LUNDELL TECHNOLOGIES, INC.










(SEAL OF THE STATE OF)                      Given under my hand and the seal of
(  WASHINGTON 1889   )                      the State of Washington at Olympia,
                                            the State Capital.


                                            /S/ Sam Reed
                                            ----------------------------
                                            Sam Reed, Secretary of State




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